UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

FRANKLIN CREDIT HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the Registrant’s Current Report on Form 8-K filed September 23, 2010, the deferred payment agreement by and among The Huntington National Bank, the Registrant’s mortgage servicing subsidiary (Franklin Credit Management Corporation [“FCMC”]) and Thomas J. Axon (the Chairman and President of the Registrant and FCMC), which was entered into on September 22, 2010, is filed as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

On September 30, 2010, the Registrant issued a press release announcing that on September 22, 2010 (as was previously disclosed in the Registrant’s Current Report on Form 8-K filed September 23, 2010), the Registrant and its mortgage servicing subsidiary, Franklin Credit Management Corporation (“FCMC”), entered into a series of transactions (the “Transaction”) with The Huntington National Bank (the “Bank”) resulting in the release by the Bank of the pledge of 70% of the stock in FCMC and the elimination of significant restrictive covenants related to a restructuring or spin-off of FCMC. The Transaction had been entered into in connection with the sale of all of the subordinate lien consumer loans owned by Franklin Mortgage Asset Trust 2009-A, an indirect subsidiary of the Bank, to Bosco Credit II, LLC, an entity of which Thomas J. Axon (the Chairman and President of the Registrant and FCMC) is the sole member, and in exchange for certain payments and the entry into a deferred payment agreement with the Bank providing for the payment to the Bank of 10% of the aggregate value of qualifying transactions minus $4 million.

A copy of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Deferred Payment Agreement, dated September 22, 2010, by and among The Huntington National Bank, as Administrative Agent under the Legacy Credit Agreement, Franklin Credit Management Corporation and Thomas J. Axon
99.1	Press Release dated September 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010

FRANKLIN CREDIT HOLDING CORPORATION

By: /s/ Kevin P. Gildea
Name: Kevin P. Gildea
Title: Chief Legal Officer and Secretary